[Logo of KPMG appears here]



              Consent of Independent Certified Public Accountants
              ---------------------------------------------------


The Board of Directors
Dauphin Deposit Corporation

We consent to the use of our report dated January 27, 1995 relating to the consolidated balance sheets of Dauphin Deposit Corporation as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, incorporated by reference in the registration statement on Form S-8 of Dauphin Deposit Corporation, which report appears in the annual report on Form 10-K for the year ended December 31, 1994.

Our report refers to a change in the Corporation's method of accounting for investment securities by adopting the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                                     /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
May 31, 1995






                                  Exhibit 23